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                                                                 Exhibit (10)(n)


                              CONSULTING AGREEMENT
                              --------------------

                  This CONSULTING AGREEMENT is made effective as of November 30, 1998 (the "Effective Date") by and between Richard M. Cohen ("Consultant") and National Auto Credit, Inc., a Delaware corporation (the "Company").

                  WHEREAS, the Company wishes to retain Consultant as its consultant to perform consulting services and to advise the Company with respect to the Company's business under the terms and conditions set forth in this Agreement.

                  NOW THEREFORE, in consideration of the premises and mutual covenants in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                  1. CONSULTING PERIOD. The "Consulting Period" shall mean the period beginning on the Effective Date and ending on May 31, 1999 (the "Consulting Period"). The Company shall have the option to renew the Agreement for an additional six-month period upon notice to Consultant no later than 30 days prior to the expiration of the Consulting Period.

                  2. CONSULTING SERVICES.

                           (a) Services. During the Consulting Period,
Consultant shall furnish the Company with Consultant's unique expertise, advice, consulting and personal services in connection with the Company's business at such times and locations as the Company may reasonably request (the "Consulting Services"). The Company, in its sole discretion, may require Consultant to serve as acting president and/or interim Chief Executive Officer of the Company. The Company, in its sole discretion, may also require Consultant to serve on the Company's Board of Directors (the "Board"). Consultant shall devote such time and attention as is necessary for him to perform the Consulting Services. Consultant shall report directly to and take direction from the Chief Executive Officer of the Company unless Consultant is appointed as the acting or interim Chief Executive Officer of the Company, in which case Consultant shall report directly to the Board. Consultant shall perform all Consulting Services on behalf of the Company in a timely, diligent and professional manner in accordance with the highest commercial industry standards.

                           (b) RELATIONSHIP. Consultant shall be an independent
contractor, and not an employee of the Company, within the meaning of all federal, state and local laws and regulations governing employment insurance, workers' compensation, industrial accidents, labor and taxes. Except as specifically set forth in this Agreement, Consultant shall not acquire any benefits, privileges or rights under any benefit plan operated by the Company or its subsidiaries or affiliates for the


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benefit of their employees, including, without limitation, (i) any pension or profit-sharing plans or (ii) any plans providing medical, dental, disability or life insurance protection.

                  3. COMPENSATION. During the Consulting Period, the Company shall pay to Consultant $33,333 per month for the Consulting Services (the "Consulting Fee"). The Consulting Fee shall be payable twice per month in accordance with the Company's normal payroll practices. In addition, during the Consulting Period, the Company shall, within ten business days after written request by Consultant, reimburse Consultant for his reasonable direct business expenses incurred in performing the Consulting Services. During the Consulting Period, the Company shall also reimburse Consultant for expenses associated with the use of a vehicle comparable to those afforded to senior executive officers and directors of the Company.

                  4. STOCK OPTIONS. As of the effective date of this Agreement, Consultant will be granted an option to purchase 100,000 shares of the common stock (the "Stock") of the Company (the "Option") pursuant to the Company's 1993 Equity Incentive Plan (the "Plan"). The per share exercise price for the Option shall be the Fair Market Value (as defined in the Plan) of one share of Stock as of the date of grant. The Option with respect to 50,000 shares of Stock shall be fully vested and exercisable as of the date of grant. The Option with respect to the remaining 50,000 shares of Stock shall vest and become exercisable on and after the six month anniversary of the date hereof, provided that Consultant is still engaged as a consultant or employed by the Company on such date. The Option shall have such other terms and conditions as determined by the Board and set forth in the Option Agreement issued in connection with the grant.

                  5. DIRECTOR AND OFFICER INSURANCE. During the Consulting Period, the Company shall provide for the coverage of Consultant under the Company's Director and Officer Insurance policy to the same degree as other senior officers of the Company.

                  6. CONFIDENTIAL INFORMATION. During and after the termination of the Consulting Period, Consultant shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliates, and their respective businesses, which shall have been obtained by Consultant during the Consulting Period and which shall not be or become public knowledge (other than by acts of Consultant in violation of this Agreement). Consultant shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such secret or confidential information, knowledge or data to anyone other than the Company and those designated by it.

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                  7. NONSOLICITATION. During the Consulting Period and for a
period of one year following the termination of the Consulting Period, Consultant shall not, other than in the normal course of the Company's business and on behalf of the Company, directly or indirectly, (A) employ, contract with or enter into a business relationship with, or seek to employ, contract with or enter into a business relationship with any person who is, or was at any time within the six-month preceding period, an employee of the Company or any of its affiliates, or an agent representing any such employee, or otherwise cause or induce any such employee or agent to terminate his, her or its employment, contractual relationship or business relationship with the Company or such subsidiary or affiliate for the employment of, or the creation of a contractual or business relationship with, another person or company without, in either case, the prior written consent of the Company. Moreover, During the Consulting Period and for a period of one year following the termination of the Consulting Period, Consultant shall not, other than in the normal course of the Company's business and on behalf of the Company, directly or indirectly, solicit business from or interfere, by any means whatsoever, with the business relationships between the Company and its customers without the prior written consent of the Company.

                  8. NONCOMPETITION. During the Consulting Period and for a period of one year following the termination of the Consulting Period, Consultant shall not directly or indirectly, own, manage, operate, join, control or participate in or be connected with, as an officer, employee, partner, stockholder, or otherwise, any business, individual, partnership, firm, or corporation (collectively "Entity") which is at the time engaged principally or significantly in a business which is, directly or indirectly, at the time in competition with the business of the Company, or any affiliate of the Company thereof in an area in which the Company or such affiliate then conducts business. Nothing herein, however, shall prohibit Consultant from acquiring or holding any issue of stock or securities of any Entity which has any securities listed on a national securities exchange or quoted in the daily listing of over-the-counter market securities, provided that at any one time he and members of his immediate family do not own more than five percent (5%) of the voting securities of any such Entity. If Section 6, 7 or 8 shall for any reason be held to be excessively broad in any jurisdiction as to duration, scope, activity or subject, it shall be construed, but only in such jurisdiction, by limiting and reducing it, so as to be enforceable to the maximum extent compatible with the applicable law of such jurisdiction.

                  9. TERMINATION OF THE CONSULTING SERVICES. The Company or Consultant may at any time and for any reason terminate this Agreement and the Consulting Services.

                           (a) This Agreement and the Consulting Services shall
automatically terminate upon the death of Consultant. Upon

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the death of Consultant during the Consulting Period, the Company shall pay to
Consultant's estate any earned but unpaid portion of the Consulting Fee through the date of death and thereafter shall have no further obligation to Consultant hereunder.

                           (b) In the event that Consultant suffers a physical
or mental disability that prevents him from fulfilling the Consulting Services for a period of 60 consecutive days or for 90 nonconsecutive days during the Consulting Period (a "Disability"), the Company may terminate this Agreement and the Consulting Services. In the event that the Company terminates this Agreement on account of a Disability, the Company shall pay to Consultant any earned but unpaid portion of the Consulting Fee through the date of termination and thereafter shall have no further obligation to Consultant hereunder.

                           (c) In the event that the Company terminates this
Agreement and the Consulting Services for Cause (as defined below) or if Consultant voluntarily terminates this Agreement and the Consulting Services, the Company shall pay to Consultant any earned but unpaid portion of the Consulting Fee through the date of termination and thereafter shall have no further obligation to Consultant hereunder. The Company shall have "Cause" to terminate this Agreement and the Consulting Services for any of the following reasons: (A) incompetence, fraud, personal dishonesty, defalcation or acts of gross negligence or gross misconduct on the part of Executive in the course of his employment; (B) a material breach of Executive's fiduciary duty of loyalty to the Company; (C) an intentional breach of this Agreement by Executive that is injurious to the Company; (D) Executive's conviction by a court of competent jurisdiction of, or pleading "guilty" or "no contest" to, (x) a felony, or (y) any other criminal charge (other than minor traffic violations) which could reasonably be expected to have a material adverse impact on Company's reputation and standing in the community or business; (E) consistent drunkenness by Executive or his illegal use of narcotics which is, or could reasonably be expected to become, materially injurious to the reputation or business of the Company or which impairs, or could reasonably be expected to impair, the performance of Executive's duties hereunder; or (F) willful failure by Executive to follow the lawful directions of the Board or any officer of the Company senior to Executive, representing disloyalty to the goals of the Company.

                           (d) In the event that the Company terminates this
Agreement and the Consulting Services without Cause, Company shall continue to pay the Consulting Fee in the course of its normal payroll practices through the remainder of the Consulting Period as though Consultant had continued to provide the Consulting Services and thereafter shall have no further obligation to Consultant hereunder.

                           (e) In the event that Consultant becomes an employee
of the Company, this Agreement shall automatically


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terminate and the Company shall pay to Consultant any earned but unpaid portion of the Consulting Fee through the date of termination and thereafter shall have no further obligation to Consultant hereunder. Following the expiration of the Consulting Period, the Company shall have no further obligation to Consultant hereunder. Following the termination of this Agreement, whether by the Company, by Consultant or through expiration of the Consulting Period, the obligations of Consultant pursuant to Sections 6, 7 and 8 shall remain intact.

                  10. SUCCESSORS.

                           (a) This Agreement is personal to Consultant and
shall not be assignable by Consultant without the prior written consent of the Company.

                           (b) This Agreement shall inure to the benefit of and
be binding upon the Company and its successors or assigns.

                  11. MISCELLANEOUS.

                           (a) This Agreement shall be governed by and construed
in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors or legal representatives.

                           (b) The invalidity or unenforceability of any
provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                           (c) The failure of the Company at any time to enforce
performance by Consultant of any provisions of this Agreement shall in no way affect the Company's rights thereafter to enforce the same, nor shall the waiver by the Company of any breach of any provision hereof be held to be a waiver of any other breach of the same or any other provision.

                           (d) This Agreement contains the entire understanding
of the Company and Consultant with respect to the subject matter hereof, and supersedes and renders null and void any previous agreements between them with respect thereto.

                           (e) Consultant shall be solely responsible for, and
the Company shall not withhold from any amounts payable under this Agreement, any federal, state or local taxes payable by Consultant with respect to the payments hereunder.


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                           (f) This Agreement may be executed in one or more
counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties have hereunto duly executed this Agreement and the have caused these presents to be duly executed in their name on their behalf.

                                        Consultant


                                         /s/ Richard M. Cohen
                                        ---------------------------------------
                                        Richard M. Cohen


                                        National Auto Credit, Inc.



                                        By:  /s/ James J. McNamara
                                            ------------------------------------
                                        Title: Chairman of the Board



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